Exhibit 24.1

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that the undersigned do hereby constitute and appoint Keith Phillips, Patrick Brindle, Michael White and Bruce Czachor, and each of them, the lawful attorneys-in-fact and agents with full power and authority to do any and all acts and things and to execute any and all instruments which said attorneys and agents, and any one of them, determine may be necessary or advisable or required to enable said corporation to comply with the Securities Act of 1933, as amended, and any rules or regulations or requirements of the Securities and Exchange Commission in connection with this registration statement.  Without limiting the generality of the foregoing power and authority, the powers granted include the power and authority to sign the names of the undersigned officers and directors in the capacities indicated below to this registration statement, to any and all amendments, both pre-effective and post-effective, supplements to this registration statement and subsequent registration statements relating to the offering to which this registration statement relates (including pursuant to Rule 462(b)), and to any and all instruments or documents filed as part of or in conjunction with this registration statement or amendments or supplements thereof, and each of the undersigned hereby ratifies and confirms that all said attorneys and agents, or any one of them, shall do or cause to be done by virtue hereof.  This Power of Attorney may be signed in several counterparts.

Signature	Title
/s/ Keith Phillips	President and Chief Executive Officer and Director
Keith Phillips

/s/ Michael White	Chief Financial Officer
Michael White

/s/ Jeffrey Armstrong	Chairman
Jeffrey Armstrong

/s/ Christina Alvord	Director
Christina Alvord

/s/ Jorge Beristain	Director
Jorge Beristain

/s/ Michael Bless	Director
Michael Bless

/s/ Claude Demby	Director
Claude Demby